JPMORGAN CHASE BANK, N.A. F-6

Exhibit (d)

The New York Times Building 37th Floor 620 Eighth Avenue New York, NY 10018-1405 212.808.2700 Fax 212.286.9806

December 5, 2019

JPMorgan Chase Bank, N.A., as Depositary 383 Madison Avenue, Floor 11 New York, NY 10179

Re:	Registration Statement on Form F-6 – American Depositary Shares evidenced by American Depositary Receipts for deposited ordinary shares of GDS Holdings Limited.

Ladies and Gentlemen:

We have acted as counsel to JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), in connection with the Registration Statement on Form F-6 (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), by the legal entity created by the Deposit Agreement (as defined below) and GDS Holdings Limited (the “Company”), an exempted company incorporated in the Cayman Islands, relating to up to 20,000,000 American Depositary Shares (“ADSs”), evidenced by American Depositary Receipts (“ADRs”), each ADS representing eight (8) Class A ordinary shares, par value US$0.00005 per share, of the Company. The ADSs will be issued pursuant to the Deposit Agreement (the “Deposit Agreement”), dated as of November 1, 2016, among the Company and its successors, the Depositary and all holders from time to time of ADRs issued thereunder, a form of which is being incorporated by reference into Exhibit (a) to the Registration Statement. Capitalized terms used herein that are not herein defined shall have the meanings assigned to them in the Deposit Agreement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we considered necessary or appropriate to enable us to render this opinion, including but not limited to the Registration Statement, the Deposit Agreement and the Form of ADR included as Exhibit A to the Deposit Agreement, as well as such other corporate records, certificates and instruments as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the legal capacity, competency and authority of all individuals; the authenticity of all documents submitted to us; the conformity to originals of all documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and that the relevant Deposited Securities will have been legally issued and duly deposited with a Custodian under and in accordance with all applicable laws and regulations.

JPMorgan Chase Bank, N.A., as Depositary Page 2 December 5, 2019

Subject to the limitations set forth below, we have made such examination of laws and regulations as we have deemed necessary or appropriate for the purposes of expressing the opinions set forth in this letter. We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (i) the internal laws of the State of New York and (ii) the federal laws of the United States of America.

Based upon and subject to the foregoing, and assuming that, at the time of their issuance, the Registration Statement continues to be effective and the Deposit Agreement was duly authorized, executed and delivered by the parties thereto, we are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement and the Registration Statement, will be legally issued and will entitle the registered holders thereof to the rights specified in the Deposit Agreement and the ADRs.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

We hereby consent to the use of this opinion as Exhibit (d) to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is rendered to you as of the date hereof and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

Very truly yours,

/s/ Pepper Hamilton LLP
Pepper Hamilton LLP